UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 27, 2012

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2012, with the approval of the company’s compensation committee, the company entered into amendments to its letter agreements dated November 17, 2010 with Joseph C. Levesque, the company’s president and chief executive officer, and Douglas L. Hemer, the company’s chief administrative officer, providing for certain retirement benefits, and its letter agreement dated November 30, 2011 with Mr. Levesque providing for certain deferred compensation, which amendments add certain enforcement provisions similar to those included in the company’s change of control agreements with its officers. For further information, please refer to the letter agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, which are incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.	Description
10.1	Letter agreement dated August 27, 2012 between Aetrium Incorporated and Joseph C. Levesque amending letter agreement dated November 17, 2010
10.2	Letter agreement dated August 27, 2012 between Aetrium Incorporated and Douglas L. Hemer amending letter agreement dated November 17, 2010
10.3	Letter agreement dated August 27, 2012 between Aetrium Incorporated and Joseph C. Levesque amending letter agreement dated November 30, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:	/s/ Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary

Dated:   August 28, 2012

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Letter agreement dated August 27, 2012 between Aetrium Incorporated and Joseph C. Levesque amending letter agreement dated November 17, 2010	Filed herewith
10.2	Letter agreement dated August 27, 2012 between Aetrium Incorporated and Douglas L. Hemer amending letter agreement dated November 17, 2010	Filed herewith
10.3	Letter agreement dated August 27, 2012 between Aetrium Incorporated and Joseph C. Levesque amending letter agreement dated November 30, 2011	Filed herewith